EXHIBIT 23.5

[PRATOR BETT, L.L.C. LETTERHEAD]

CONSENT OF PRATOR BETT, L.L.C.

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 28, 2003 in Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-17701.
PRATOR BETT, L.L.C.

By: /s/ M. DRAYTON PRATOR, III
M. Drayton Prator, III, P.E.
Partner

Houston, Texas
June 4, 2004